Exhibit 99.3

SINO AGRO FOOD, INC. (“SIAF”)

Offer to Exchange up to 1,000,000 Shares of our 7% Series G Non-Convertible
Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $40.00 per Share)

for

Shares of our Common Stock having an aggregate market value of $27.00 per Share
(CUSIP No. 829355 205)

Pursuant to the Prospectus dated [_________], 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON [_________], 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the prospectus dated [_________], 2019 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of SIAF common stock having an aggregate market value of $27.00 per share, which we refer to collectively as the “Common Stock,” which collectively constitute the offer by SIAF to exchange up to 1,000,000 shares of SIAF 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock, which we refer to as the “New Preferred Stock.” The number of shares of Common Stock that will be required to be submitted in exchange for one share of New Preferred Stock will be determined by the market price of the Common Stock calculated by the average closing price of such shares for the three days before the date that shall be three business days before the Expiration Date.

We are the holder of record (directly or indirectly) of shares of Common Stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Common Stock held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the shares of Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.

Your attention is directed to the following:

1.	SIAF is offering to exchange one share of New Preferred Stock for such number of shares of Common Stock having an aggregate market value of $27.00 that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

1.	SIAF will not indemnify any individual shareholder for any taxes that may be incurred in connection with the exchange offer.

2.	Upon the terms and subject to the conditions set forth in the Prospectus, tendering shareholders whose shares of Common Stock are accepted by SIAF pursuant to the exchange offer will receive New Preferred Stock.

3.	SIAF’s obligation to exchange shares of New Preferred Stock for shares of Common Stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.

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4.	Shares of Common Stock tendered pursuant to the exchange offer may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the exchange offer (currently expected to be [________], 2019) and, unless SIAF has previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once SIAF accepts shares of Common Stock pursuant to the exchange offer, your tender is irrevocable.

5.	Tendering shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the cash payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your shares of Common Stock please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your shares of Common Stock all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the exchange offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON [________], 2019, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

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Instructions with Respect to

SINO AGRO FOOD, INC. (“SIAF”)

Offer to Exchange up to 1,000,000 Shares of our 7% Series G Non-Convertible
Cumulative Redeemable Perpetual Preferred Stock
(Liquidation Preference $40.00 per Share)

for

Shares of our Common Stock having an aggregate market value of $27.00 per Share
(CUSIP No. 829355 205)

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated [_________], 2019 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by SIAF to exchange up to 1,000,000 Shares of our 7% Series G Non-Convertible Cumulative Redeemable Perpetual Preferred Stock, which we refer to collectively as the “New Preferred Stock.”

This instructs you to tender such number of shares of SIAF common stock, $0.001 par value, having an aggregate market value of $27.00, which we refer to collectively as the “Common Stock,” indicated below (or if no number is indicated below, all shares of Common Stock held by you for the account of the undersigned) for each share of New Preferred Stock, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Common Stock to be tendered*:

Dated:

Signature(s)

Please type or print name(s)

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)
(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

*	Unless otherwise indicated, it will be assumed that all shares of Common Stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER-MANAGER OR SINO AGRO FOOD, INC. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

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